EXHIBIT 99.1
News Release Contacts:
MEDIA: Mayura Hooper Charles Schwab Phone: 415-667-1525	INVESTORS/ANALYSTS: Rich Fowler Charles Schwab Phone: 415-667-1841

SCHWAB REPORTS SECOND QUARTER EARNINGS PER SHARE OF $.48,
INCLUDING $.06 PER SHARE OF ACQUISITION-RELATED EXPENSES
Core Net New Assets Rise 25% Year-Over-Year to $46.6 Billion
Client Assets Reach a Record $4.11 Trillion, up 11%

SAN FRANCISCO, July 16, 2020 – The Charles Schwab Corporation announced today that its net income for the second quarter of 2020 was $671 million compared with $795 million for the first quarter of 2020, and $937 million for the second quarter of 2019. Net income for the six months ended June 30, 2020 was $1.5 billion, compared with $1.9 billion for the year-earlier period. The company’s financial results for both the second quarter and first half of 2020 include certain acquisition and integration-related costs as well as the amortization of acquired intangibles, which together totaled $93 million and $136 million, respectively, on a pre-tax basis.

Beginning with this quarter’s earnings release, the company’s financial presentations will include references to adjusted measures of expenses, net income, diluted earnings per common share, pre-tax profit margin, as well as return on tangible common equity (ROTCE), which are intended to help investors evaluate Schwab’s operating performance as well as facilitate a meaningful comparison of our current results to both historic and future periods.

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
Financial Highlights	2020	2019	Change	2020	2019	Change

Net revenues (in millions)	$2,450	$2,681	(9)%	$5,067	$5,404	(6)%
Net income (in millions)
GAAP	$671	$937	(28)%	$1,466	$1,901	(23)%
Adjusted (1)	$742	$945	(21)%	$1,569	$1,915	(18)%
Diluted earnings per common share
GAAP	$.48	$.66	(27)%	$1.07	$1.35	(21)%
Adjusted (1)	$.54	$.67	(19)%	$1.14	$1.36	(16)%
Pre-tax profit margin
GAAP	36.2%	46.1%		38.2%	46.3%
Adjusted (1)	40.0%	46.5%		40.9%	46.6%
Return on average common
stockholders’ equity (annualized)	10%	19%		12%	20%
Return on tangible
common equity (annualized) (1)	12%	21%		15%	22%

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.
(1) Further details on non-GAAP financial measures and a reconciliation of such measures to reported results are included on pages 11-12 of this release.

CEO Walt Bettinger said, “Throughout the second quarter, the COVID-19 pandemic and its effects continued to dominate the macroeconomic environment, presenting myriad challenges for our clients and Schwab alike. We grappled with the ongoing health crisis, a contracting U.S. economy, and sustained pressures on interest rates, yet there were some encouraging signs as the quarter progressed, including domestic equity markets recovering to pre-pandemic levels. Whatever path the crisis takes from here, our focus on clients has been and will remain unwavering, even as almost 95% of our employees continue to work remotely. Our compelling ‘no trade-offs’ approach to combining value, service, transparency, and trust helped sustain strong business momentum during the second quarter. We gathered $137.4 billion in net new assets, with core net new assets totaling $46.6 billion before including the effects of the USAA acquisition and a large mutual fund clearing inflow. Aided by ongoing engagement across both of our primary businesses, as well as an extended tax-filing season, our year-to-date core net new assets reached $119.8 billion, representing a 6% annualized organic growth rate for the first half. Our staff and systems continued to accommodate heavy volumes during the second quarter as investors utilized our contemporary full-service model – we handled over 230 million more client interactions across web, mobile, chat, and messaging versus a year ago. We also supported strong daily trading activity, which averaged 1.6 million for the second quarter, up 126% year-over-year. While volatility subsided from March’s peak levels, access to our investment professionals remained very much in demand, with Schwab Intelligent Portfolios Premium® planning appointments increasing 30% from a year earlier. Total active brokerage accounts ended June at 14.1 million, up 18% year-over-year, which includes the addition of 1.1 million USAA member accounts to our platform when that transaction closed. Renewed strength in equity market valuations, along with our ongoing asset-gathering and approximately $80 billion in client assets transferred from USAA, helped push total client assets to a record $4.11 trillion at June 30th, up 11% year-over-year.”

Mr. Bettinger added, “Providing investors with innovative solutions to help them build their financial futures remains at the forefront of our ‘Through Clients’ Eyes’ strategy across all environments. As part of this ongoing effort, we introduced Schwab Stock SlicesTM, a simple and engaging way to buy fractional shares of any S&P 500® stock in amounts as small as $5 and with no transaction fee. Shortly thereafter, we announced the acquisition of the technology and intellectual property of Motif to help us unlock the flexibility of personalized thematic investing, build upon our real-time fractional share trading abilities, and continue our work towards developing a comprehensive direct indexing solution that will complement Schwab’s diverse suite of advice offerings. Our unique blend of people and technology across those offerings has helped build overall client balances receiving ongoing advisory services by 8% year-over-year to $2.09 trillion. Within that total, client utilization of our digital advisory solutions remained strong, with balances up 12% versus a year ago to $45.9 billion at June 30th. In our Advisor Services business, we launched integrations with leading Health Savings Account providers, enabling advisors to manage their clients’ investments via a Schwab brokerage window. We also introduced a number of enhanced workflows as part of Schwab Advisor Center® aimed at improving processing times. Such improvements allow advisors to set up account features digitally, including Schwab MoneyLink® and Limited Power of Attorney, making it easier to complete tasks securely, quickly, and with fewer errors.”

Mr. Bettinger concluded, “Recent weeks have included a string of M&A milestones for our firm, each representing another step on our path of building a more capable Schwab. In addition to closing the USAA and Motif transactions, we also brought Wasmer Schroeder in-house, adding a leading investment manager of fixed income separate accounts to Schwab’s advisory line-up. Moreover, we made significant progress on our pending acquisition of TD Ameritrade, with the completion of the Department of Justice antitrust review and affirmative votes by both Schwab and TD Ameritrade stockholders. Our teams are working diligently on integration planning efforts and we remain on track for closing during the second half of this year. Pulling off four acquisitions in close succession, concurrent with sustained progress on our other initiatives to build scale and efficiency, further diversify our revenues, and enhance our product and service capabilities across client segments, would be challenging enough under the most favorable conditions. Doing all of this in the face of today’s headwinds is especially rewarding because we know pushing ahead is the right thing to do – the company will emerge stronger and even better positioned to serve the needs of individual investors and independent advisors. We have the talent, experience, and leadership needed across the firm to stay on offense, and I’m excited to be working with this team in writing the next chapter of Schwab’s story.”

CFO Peter Crawford commented, “Our results thus far in 2020 reflect the company’s ability to convert ongoing success with clients into solid financial performance even as strong environmental headwinds weigh on revenues. As the impact of the Fed’s dramatic monetary easing during March extended across the yield curve, the further compression in asset returns outweighed growth in client cash sweep balances from both ongoing asset gathering and the USAA acquisition, driving a 14% year-over-year decline in net interest revenue to $1.4 billion. We were able to limit that decline somewhat by working throughout the quarter to move over $30 billion out of excess reserves at the Fed and investing those balances at higher yields within our bank securities portfolio. We ended the quarter with excess reserves at the Fed of $27.5 billion at month-end June, or 9% of total deposits, versus a longer-term objective of approximately 5%-7%. Asset management and administration fees increased 2% year-over-year to $801 million as a result of clients’ increased utilization of money market funds and higher balances in advisory solutions, including managed account assets transferred from USAA. These increases more than offset the effect of money market fund fee waivers due to declining portfolio yields, lower Mutual Fund OneSource® balances, and pressured equity market valuations at the beginning of the quarter. Trading volume remained elevated in the second quarter compared with a year ago – if not at the record shattering heights experienced in March 2020 – but the impact of our October 2019 pricing actions still led to a 7% year-over-year decline in trading revenue to $193 million. Overall, total revenues contracted 9% from a year earlier to $2.5 billion, while reported expenses rose 8% to $1.6 billion. Noteworthy contributors to our second quarter expense growth included $39 million in USAA acquisition and integration-related costs, $42 million in other acquisition costs, and $12 million in amortization of acquired intangibles. Exclusive of these items (1), adjusted total expenses were $1.5 billion, up 2% year-over-year, largely consistent with the expectations we laid out during our Spring Business Update. Overall, we produced a 36.2% pre-tax profit margin (40.0% on an adjusted basis) and 10% return on equity (12% ROTCE). Though we are not immune to external headwinds, these results reinforce our confidence that disciplined management of the levers under our control will enable us to sustain a balance between near-term profitability and appropriate investment for ongoing growth.”

Mr. Crawford concluded, “During the second quarter, we remained intent on maintaining an all-weather balance sheet with healthy liquidity and capital levels. The sharp pandemic-driven increase in client sweep deposits during the first quarter was followed by more modest balance sheet expansion over the past three months, and after adding approximately $10 billion of USAA client cash to our deposits we ended June with total assets of $400 billion, up 8% from month-end March. We further solidified our capital mix during the quarter by issuing $2.5 billion of preferred stock at an initial fixed rate of 5.375%, bringing total preferred outstanding to $5.3 billion, or approximately 17% of stockholders’ equity. The company’s preliminary Tier 1 leverage ratio was 5.9% at quarter end, remaining well above regulatory minimums. So we continue to operate from a position of strength while our priorities for balance sheet management remain consistent and clear: ensure we have the capital and flexibility to support our ongoing growth, integrate our acquisitions, and continue investing in our clients regardless of how the operating environment unfolds.”

(1) Further details on non-GAAP financial measures and a reconciliation of such measures to reported results are included on pages 11-12 of this release.

Commentary from the CFO
Periodically, our Chief Financial Officer provides insight and commentary regarding Schwab’s financial picture at: https://www.aboutschwab.com/cfo-commentary. The most recent commentary, which provides perspective on The Charles Schwab Corporation’s recently completed acquisition of the assets of USAA’s Investment Management
Company was posted on June 12, 2020.

Forward-Looking Statements
This press release contains forward-looking statements relating to progress on initiatives to build scale and efficiency, diversify revenues, and innovate and enhance product and service capabilities, including through acquisitions; the status and anticipated closing of the pending acquisition of TD Ameritrade; integration of acquisitions; company strength and positioning; converting success with clients into solid financial performance; objective for amount of deposits held in excess reserves at the Fed; sustaining balance between near-term profitability and investment for ongoing growth; balance sheet management; and liquidity and capital. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the company’s ability to develop and launch new and enhanced products, services, and capabilities, as well as enhance its infrastructure, in a timely and successful manner; client use of the company’s advisory solutions and other products and services; the risk that expected revenue, expense and other synergies and benefits from acquisitions may not be fully realized or may take longer to realize than expected; failure of the parties to satisfy the closing conditions in the agreement for the pending TD Ameritrade acquisition in a timely manner or at all, including regulatory approvals, and the implementation of integration plans; disruptions to the parties’ businesses as a result of the announcement and pendency of the TD Ameritrade acquisition; the scope and duration of the Covid-19 pandemic and actions taken by governmental authorities to contain the spread of the virus and the economic impact; general market conditions, including equity valuations, trading activity, the level of interest rates which can impact money market fund fee waivers, and credit spreads; the company’s ability to attract and retain clients and registered investment advisors and grow those relationships and client assets; competitive pressures on pricing, including deposit rates; client sensitivity to rates; level of client assets, including cash balances; client cash sorting; capital and liquidity needs and management; the company’s ability to manage expenses; timing and ability to invest amounts held in excess reserves at the Fed into higher yielding investments in the company’s bank securities portfolio; and other factors set forth in the company’s most recent reports on Form 10-K and Form 10-Q.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 360 offices and 14.1 million active brokerage accounts, 1.7 million corporate retirement plan participants, 1.5 million banking accounts, and $4.11 trillion in client assets as of June 30, 2020. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, https://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.schwab.com and https://www.aboutschwab.com.

THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net Revenues
Interest revenue	$1,486	$1,927	$3,194	$3,925
Interest expense	(97)	(318)	(233)	(635)
Net interest revenue	1,389	1,609	2,961	3,290
Asset management and administration fees	801	786	1,628	1,541
Trading revenue (1)	193	207	381	424
Other (1)	67	79	97	149
Total net revenues	2,450	2,681	5,067	5,404
Expenses Excluding Interest
Compensation and benefits	819	807	1,716	1,657
Professional services	198	178	380	348
Occupancy and equipment	152	133	294	264
Advertising and market development	70	77	137	146
Communications	78	62	153	124
Depreciation and amortization	109	84	205	167
Regulatory fees and assessments	36	30	70	62
Other	100	74	177	136
Total expenses excluding interest	1,562	1,445	3,132	2,904
Income before taxes on income	888	1,236	1,935	2,500
Taxes on income	217	299	469	599
Net Income	671	937	1,466	1,901
Preferred stock dividends and other	50	50	88	89
Net Income Available to Common Stockholders	$621	$887	$1,378	$1,812
Weighted-Average Common Shares Outstanding:
Basic	1,288	1,328	1,287	1,331
Diluted	1,294	1,337	1,294	1,340
Earnings Per Common Shares Outstanding:
Basic	$.48	$.67	$1.07	$1.36
Diluted	$.48	$.66	$1.07	$1.35

(1) Beginning in the first quarter of 2020, order flow revenue was reclassified from other revenue to trading revenue. Prior periods have been reclassified to reflect this change.

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)
	Q2-20 % change		2020		2019
	vs.	vs.	Second	First	Fourth	Third	Second
(In millions, except per share amounts and as noted)	Q2-19	Q1-20	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	(14)%	(12)%	$1,389	$1,572	$1,595	$1,631	$1,609
Asset management and administration fees	2%	(3)%	801	827	845	825	786
Trading revenue (1)	(7)%	3%	193	188	122	206	207
Other (1)	(15)%	123%	67	30	44	49	79
Total net revenues	(9)%	(6)%	2,450	2,617	2,606	2,711	2,681
Expenses Excluding Interest
Compensation and benefits	1%	(9)%	819	897	806	857	807
Professional services	11%	9%	198	182	186	168	178
Occupancy and equipment	14%	7%	152	142	151	144	133
Advertising and market development	(9)%	4%	70	67	90	71	77
Communications	26%	4%	78	75	66	63	62
Depreciation and amortization	30%	14%	109	96	94	88	84
Regulatory fees and assessments	20%	6%	36	34	30	30	30
Other	35%	30%	100	77	71	54	74
Total expenses excluding interest	8%	(1)%	1,562	1,570	1,494	1,475	1,445
Income before taxes on income	(28)%	(15)%	888	1,047	1,112	1,236	1,236
Taxes on income	(27)%	(14)%	217	252	260	285	299
Net Income	(28)%	(16)%	$671	$795	$852	$951	$937
Preferred stock dividends and other	—	32%	50	38	51	38	50
Net Income Available to Common Stockholders	(30)%	(18)%	$621	$757	$801	$913	$887
Earnings per common share:
Basic	(28)%	(19)%	$.48	$.59	$.62	$.70	$.67
Diluted	(27)%	(17)%	$.48	$.58	$.62	$.70	$.66
Dividends declared per common share	6%	—	$.18	$.18	$.17	$.17	$.17
Weighted-average common shares outstanding:
Basic	(3)%	—	1,288	1,287	1,284	1,300	1,328
Diluted	(3)%	—	1,294	1,294	1,293	1,308	1,337
Performance Measures
Pre-tax profit margin			36.2%	40.0%	42.7%	45.6%	46.1%
Return on average common stockholders’ equity (annualized) (2)			10%	14%	17%	20%	19%
Financial Condition (at quarter end, in billions)
Cash and cash equivalents	39%	(51)%	$33.6	$68.5	$29.3	$20.3	$24.2
Cash and investments segregated	135%	(3)%	33.2	34.3	20.5	16.2	14.1
Receivables from brokerage clients — net	—	13%	21.4	19.0	21.8	21.1	21.4
Available for sale securities (3)	N/M	27%	281.2	221.2	61.4	56.5	54.6
Held to maturity securities (3)	(100)%	—	—	—	134.7	140.2	138.3
Bank loans — net	26%	7%	20.9	19.5	18.2	16.9	16.6
Total assets	45%	8%	400.5	370.8	294.0	279.0	276.3
Bank deposits	45%	9%	301.6	277.5	220.1	209.3	208.4
Payables to brokerage clients	62%	2%	50.1	49.3	39.2	35.6	31.0
Long-term debt	15%	—	8.5	8.5	7.4	7.4	7.4
Stockholders’ equity	45%	17%	30.8	26.3	21.7	21.4	21.3
Other
Full-time equivalent employees (at quarter end, in thousands)	6%	8%	21.8	20.2	19.7	19.8	20.5
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	(2)%	(32)%	$169	$250	$209	$190	$173
Expenses excluding interest as a percentage of average client assets (annualized)			0.16%	0.16%	0.15%	0.16%	0.16%
Clients’ Daily Average Trades (DATs) (in thousands)	126%	5%	1,619	1,540	785	718	716
Number of Trading Days	—	2%	63.0	62.0	63.0	63.5	63.0
Revenue Per Trade (4)	(59)%	(4)%	$1.89	$1.97	$2.47	$4.52	$4.59

(1) Beginning in the first quarter of 2020, order flow revenue was reclassified from other revenue to trading revenue. Prior periods have been reclassified to reflect this change.
(2) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(3) On January 1, 2020, the Company transferred all of its investment securities designated as held to maturity to the available for sale category, as described in Part II – Item 8 – Note 25 of our 2019 Annual Report on Form 10-K.
(4) Revenue per trade is calculated as trading revenue divided by DATs multiplied by the number of trading days.
N/M Not meaningful.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions)
(Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
	2020			2019			2020			2019
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$56,553	$19	0.13%	$26,146	$158	2.39%	$44,343	$104	0.46%	$25,568	$309	2.41%
Cash and investments segregated	33,521	27	0.32%	14,588	89	2.41%	28,619	114	0.79%	14,075	172	2.43%
Broker-related receivables (1)	429	—	0.30%	199	—	1.38%	580	2	0.96%	228	2	2.15%
Receivables from brokerage clients	17,915	111	2.44%	19,423	217	4.42%	18,533	279	2.97%	19,199	431	4.46%
Available for sale securities (2,3)	234,346	1,146	1.95%	56,020	386	2.74%	216,045	2,331	2.15%	61,407	837	2.72%
Held to maturity securities (3)	—	—	—	132,738	899	2.70%	—	—	—	132,583	1,815	2.73%
Bank loans	20,163	133	2.63%	16,560	148	3.58%	19,530	277	2.84%	16,569	297	3.59%
Total interest-earning assets	362,927	1,436	1.58%	265,674	1,897	2.84%	327,650	3,107	1.89%	269,629	3,863	2.86%
Other interest revenue		50			30			87			62
Total interest-earning assets	$362,927	$1,486	1.63%	$265,674	$1,927	2.88%	$327,650	$3,194	1.94%	$269,629	$3,925	2.90%
Funding sources
Bank deposits	$288,990	$12	0.02%	$210,811	$224	0.43%	$258,256	$69	0.05%	$215,374	$450	0.42%
Payables to brokerage clients	37,500	1	0.01%	23,034	24	0.42%	33,894	9	0.05%	22,611	47	0.42%
Short-term borrowings (1)	39	—	0.24%	3	—	2.68%	21	—	0.31%	17	—	2.50%
Long-term debt	8,524	77	3.60%	7,090	63	3.58%	8,025	143	3.57%	6,968	125	3.60%
Total interest-bearing liabilities	335,053	90	0.11%	240,938	311	0.52%	300,196	221	0.15%	244,970	622	0.51%
Non-interest-bearing funding sources	27,874			24,736			27,454			24,659
Other interest expense		7			7			12			13
Total funding sources	$362,927	$97	0.10%	$265,674	$318	0.48%	$327,650	$233	0.14%	$269,629	$635	0.47%
Net interest revenue		$1,389	1.53%		$1,609	2.40%		$2,961	1.80%		$3,290	2.43%
(1) Interest revenue or expense was less than $500,000 in the period or periods presented.
(2) Amounts have been calculated based on amortized cost.
(3) On January 1, 2020, the Company transferred all of its investment securities designated as held to maturity to the available for sale category, as described in Part II – Item 8 – Note 25 of our 2019 Annual Report on Form 10-K.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions)
(Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
	2020			2019			2020			2019
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$213,037	$164	0.31%	$161,998	$123	0.30%	$208,405	$316	0.30%	$160,133	$245	0.31%
Fee waivers		(15)			—			(15)			—
Schwab money market funds	213,037	149	0.28%	161,998	123	0.30%	208,405	301	0.29%	160,133	245	0.31%
Schwab equity and bond funds, ETFs, and collective trust funds (CTFs)	274,570	68	0.10%	261,773	74	0.11%	282,689	144	0.10%	253,048	144	0.11%
Mutual Fund OneSource® and other non- transaction fee funds	175,067	135	0.31%	192,227	152	0.32%	181,825	282	0.31%	189,725	299	0.32%
Other third-party mutual funds and ETFs (1)	416,242	73	0.07%	471,638	79	0.07%	434,100	150	0.07%	462,050	154	0.07%
Total mutual funds, ETFs, and CTFs (2)	$1,078,916	425	0.16%	$1,087,636	428	0.16%	$1,107,019	877	0.16%	$1,064,956	842	0.16%
Advice solutions (2)
Fee-based	$260,653	314	0.48%	$243,050	295	0.49%	$261,954	626	0.48%	$236,722	573	0.49%
Non-fee-based	69,234	—	—	69,274	—	—	70,232	—	—	68,015	—	—
Total advice solutions	$329,887	314	0.38%	$312,324	295	0.38%	$332,186	626	0.38%	$304,737	573	0.38%
Other balance-based fees (3)	407,796	45	0.04%	408,929	54	0.05%	420,321	99	0.05%	400,560	106	0.05%
Other (4)		17			9			26			20
Total asset management and administration fees		$801			$786			$1,628			$1,541
(1) Beginning in the fourth quarter of 2019, Schwab ETF OneSourceTM was discontinued as a result of the elimination of online trading commissions for U.S. and Canadian-listed ETFs.
(2) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Private ClientTM, Schwab Managed PortfoliosTM, Managed Account Select®, Schwab Advisor Network®, Windhaven® Strategies, ThomasPartners® Strategies, Schwab Index Advantage® advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, and Schwab Intelligent Portfolios PremiumTM; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(3) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(4) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q2-20 % Change		2020		2019
	vs.	vs.	Second	First	Fourth	Third	Second
(In billions, at quarter end, except as noted)	Q2-19	Q1-20	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	47%	8%	$349.2	$324.4	$256.7	$242.9	$237.3
Proprietary mutual funds (Schwab Funds® and Laudus Funds®) and CTFs
Money market funds (1)	26%	4%	211.6	203.7	200.8	187.0	168.1
Equity and bond funds and CTFs (2)	6%	18%	117.0	99.1	122.5	112.4	110.9
Total proprietary mutual funds and CTFs	18%	9%	328.6	302.8	323.3	299.4	279.0
Mutual Fund Marketplace® (3)
Mutual Fund OneSource® and other non-transaction fee funds	(2)%	19%	193.0	161.6	202.1	194.7	197.8
Mutual fund clearing services	13%	20%	217.3	180.8	217.4	197.2	192.9
Other third-party mutual funds	4%	18%	796.5	676.2	824.5	776.8	767.3
Total Mutual Fund Marketplace	4%	18%	1,206.8	1,018.6	1,244.0	1,168.7	1,158.0
Total mutual fund assets	7%	16%	1,535.4	1,321.4	1,567.3	1,468.1	1,437.0
Exchange-traded funds (ETFs)
Proprietary ETFs (2)	9%	15%	156.3	136.5	163.8	150.8	143.6
Schwab ETF OneSource™ (3,4)	N/M	N/M	—	—	—	94.1	88.1
Other third-party ETFs (4)	48%	22%	468.0	382.5	457.0	321.6	315.7
Total ETF assets	14%	20%	624.3	519.0	620.8	566.5	547.4
Equity and other securities	12%	26%	1,305.8	1,035.5	1,286.4	1,178.0	1,168.3
Fixed income securities	(5)%	—	314.8	313.8	327.1	332.3	332.1
Margin loans outstanding	(2)%	13%	(19.4)	(17.2)	(19.5)	(19.4)	(19.7)
Total client assets	11%	18%	$4,110.1	$3,496.9	$4,038.8	$3,768.4	$3,702.4
Client assets by business
Investor Services	14%	20%	$2,223.5	$1,846.8	$2,131.0	$1,978.7	$1,946.5
Advisor Services	7%	14%	1,886.6	1,650.1	1,907.8	1,789.7	1,755.9
Total client assets	11%	18%	$4,110.1	$3,496.9	$4,038.8	$3,768.4	$3,702.4
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (5)	N/M	N/M	$113.0	$35.3	$43.1	$25.4	$17.9
Advisor Services	26%	(36)%	24.4	37.9	34.2	31.2	19.3
Total net new assets	N/M	88%	$137.4	$73.2	$77.3	$56.6	$37.2
Net market gains (losses)	N/M	N/M	475.8	(615.1)	193.1	9.4	79.8
Net growth (decline)	N/M	N/M	$613.2	$(541.9)	$270.4	$66.0	$117.0
New brokerage accounts (in thousands, for the quarter ended) (6)	N/M	171%	1,652	609	433	363	386
Client accounts (in thousands)
Active brokerage accounts	18%	11%	14,107	12,736	12,333	12,118	11,967
Banking accounts	10%	3%	1,463	1,426	1,390	1,361	1,336
Corporate retirement plan participants	1%	—	1,716	1,721	1,748	1,718	1,698

(1) Total client assets in purchased money market funds are located at: https://www.aboutschwab.com/investor-relations.
(2) Includes balances held on and off the Schwab platform. As of June 30, 2020, off-platform equity and bond funds, CTFs, and ETFs were $13.8 billion, $4.8 billion, and $45.8 billion, respectively.
(3) Excludes all proprietary mutual funds and ETFs.
(4) Beginning in the fourth quarter of 2019, Schwab ETF OneSource™ was discontinued. These assets are now included with other third-party ETFs.
(5) Second quarter of 2020 includes inflows of $79.9 billion related to the acquisition of the assets of USAA’s Investment Management Company and $10.9 billion from a mutual fund clearing services client. Fourth quarter of 2019 includes an inflow of $11.1 billion from a mutual fund clearing services client.
(6) Second quarter of 2020 includes 1.1 million new brokerage accounts related to the acquisition of the assets of USAA’s Investment Management Company.
N/M Not meaningful.

The Charles Schwab Corporation Monthly Activity Report For June 2020

	2019							2020						Change
	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average	26,600	26,864	26,403	26,917	27,046	28,051	28,538	28,256	25,409	21,917	24,346	25,383	25,813	2%	(3)%
Nasdaq Composite	8,006	8,175	7,963	7,999	8,292	8,665	8,973	9,151	8,567	7,700	8,890	9,490	10,059	6%	26%
Standard & Poor’s 500	2,942	2,980	2,926	2,977	3,038	3,141	3,231	3,226	2,954	2,585	2,912	3,044	3,100	2%	5%
Client Assets (in billions of dollars)
Beginning Client Assets	3,530.6	3,702.4	3,746.7	3,716.5	3,768.4	3,854.6	3,942.2	4,038.8	4,051.6	3,862.8	3,496.9	3,778.3	4,009.0
Net New Assets (1)	20.2	19.3	19.9	17.4	35.2	12.0	30.1	20.9	24.4	27.9	15.3	97.5	24.6	(75)%	22%
Net Market Gains (Losses)	151.6	25.0	(50.1)	34.5	51.0	75.6	66.5	(8.1)	(213.2)	(393.8)	266.1	133.2	76.5
Total Client Assets (at month end)	3,702.4	3,746.7	3,716.5	3,768.4	3,854.6	3,942.2	4,038.8	4,051.6	3,862.8	3,496.9	3,778.3	4,009.0	4,110.1	3%	11%
Core Net New Assets (2)	20.2	19.3	19.9	17.4	24.1	12.0	30.1	20.9	24.4	27.9	15.3	17.6	13.7	(22)%	(32)%
Receiving Ongoing Advisory Services (at month end)
Investor Services	311.6	314.8	314.2	318.5	324.6	330.8	337.1	336.8	323.2	291.5	309.9	339.8	345.2	2%	11%
Advisor Services (3)	1,626.6	1,646.1	1,635.7	1,659.4	1,691.6	1,728.2	1,769.7	1,773.2	1,694.0	1,531.3	1,647.9	1,711.7	1,747.5	2%	7%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts	11,967	12,026	12,085	12,118	12,189	12,247	12,333	12,431	12,521	12,736	12,866	14,007	14,107	1%	18%
Banking Accounts	1,336	1,352	1,361	1,361	1,374	1,384	1,390	1,403	1,411	1,426	1,439	1,448	1,463	1%	10%
Corporate Retirement Plan Participants	1,698	1,701	1,711	1,718	1,735	1,743	1,748	1,732	1,726	1,721	1,696	1,714	1,716	—	1%
Client Activity
New Brokerage Accounts (in thousands) (4)	116	129	126	108	142	127	164	167	159	283	201	1,250	201	(84)%	73%
Inbound Calls (in thousands)	1,595	1,773	1,759	1,570	1,771	1,605	1,884	1,947	1,831	2,366	1,824	1,736	2,128	23%	33%
Web Logins (in thousands)	60,824	65,809	63,928	63,530	72,547	66,394	69,733	77,716	76,941	97,523	92,491	93,803	106,720	14%	75%
Client Cash as a Percentage of Client Assets (5)	10.9%	11.0%	11.3%	11.4%	11.3%	11.3%	11.3%	11.3%	12.0%	15.1%	14.3%	14.0%	13.6%	(40) bp	270 bp
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (6, 7) (in millions of dollars)
Large Capitalization Stock	206	717	328	23	900	1,406	991	845	(178)	984	(693)	(768)	(1,254)
Small / Mid Capitalization Stock	18	10	(374)	(212)	(458)	73	201	(314)	(531)	(954)	151	(401)	(1,063)
International	225	744	(1,390)	(355)	340	735	993	1,360	132	(2,116)	(2,207)	(1,953)	(1,580)
Specialized	341	418	353	583	618	484	455	762	397	333	2,059	1,512	1,020
Hybrid	(181)	(366)	(569)	(372)	(202)	(290)	(96)	615	(257)	(4,790)	(860)	(518)	(97)
Taxable Bond	2,378	3,806	2,725	2,935	2,813	2,274	4,710	5,714	3,830	(23,142)	1,642	5,469	9,215
Tax-Free Bond	682	960	760	593	809	860	1,255	1,481	1,066	(5,229)	(242)	805	1,710
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (6)	7	2,151	(1,281)	(573)	(473)	(761)	1,097	2,684	(565)	(34,382)	(3,863)	(564)	1,768
Exchange-Traded Funds (7)	3,662	4,138	3,114	3,768	5,293	6,303	7,412	7,779	5,024	(532)	3,713	4,710	6,183
Money Market Funds	4,570	6,143	6,068	5,833	7,059	4,768	1,515	1,911	1,312	(1,233)	8,465	4,833	(5,673)
Average Interest-Earning Assets (8)
(in millions of dollars)	262,759	263,993	265,005	266,430	266,089	268,254	274,911	279,437	278,966	317,850	353,018	361,814	373,986	3%	42%

(1) June 2020 includes an inflow of $10.9 billion from a mutual fund clearing services client. May 2020 includes inflows of $79.9 billion related to the acquisition of the assets of USAA’s Investment Management Company. October 2019 includes an inflow of $11.1 billion from a mutual fund clearing services client.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client. These flows may span multiple reporting periods.
(3) Excludes Retirement Business Services.
(4) May 2020 includes 1.1 million new brokerage accounts related to the acquisition of the assets of USAA’s Investment Management Company.
(5) Schwab One®, certain cash equivalents, bank deposits, and money market fund balances as a percentage of total client assets.
(6) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(7) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
(8) Represents average total interest-earning assets on the company’s balance sheet.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)

In addition to disclosing financial results in accordance with generally accepted accounting principles in the U.S. (GAAP), Schwab’s second quarter earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide useful supplemental information about the financial performance of the Company, and facilitate meaningful comparison of Schwab’s results in the current period to both historic and future results. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may not be comparable to non-GAAP financial measures presented by other companies.

Schwab’s use of non-GAAP measures is reflective of certain adjustments made to GAAP financial measures as described below.

Non-GAAP Adjustment or Measure	Definition	Usefulness to Management and Investors
Acquisition and integration-related costs and amortization of acquired intangible assets
Schwab adjusts certain GAAP financial measures to exclude the impact of acquisition and integration-related costs incurred as a result of the Company’s completed and pending business acquisitions, amortization of acquired intangible assets, and, where applicable, the income tax effect of these expenses.

Adjustments made to exclude amortization of acquired intangible assets are reflective of all acquired intangible assets, which were recorded as part of purchase accounting. These acquired intangible assets contribute to the Company’s revenue generation. Amortization of acquired intangible assets will continue in future periods over their remaining useful lives.

We exclude acquisition and integration-related costs and amortization of acquired intangible assets for the purpose of calculating certain non-GAAP measures because we believe doing so provides additional transparency of Schwab’s ongoing operations, and may be useful in both evaluating the operating performance of the business and facilitating comparison of results with prior and future periods.

Acquisition and integration-related costs fluctuate based on the timing of acquisitions and integration activities, thereby limiting comparability of results among periods, and are not representative of the costs of running the Company’s on-going business. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of the Company’s underlying operating performance.

Return on tangible common equity
Return on tangible common equity represents annualized adjusted net income available to common stockholders as a percentage of average tangible common equity. Tangible common equity represents common equity less goodwill, acquired intangible assets — net, and related deferred tax liabilities.

Acquisitions typically result in the recognition of significant amounts of goodwill and acquired intangible assets. We believe return on tangible common equity may be useful to investors as a supplemental measure to facilitate assessing capital efficiency and returns relative to the composition of Schwab’s balance sheet.

The following tables present reconciliations of GAAP measures to non-GAAP measures:

	Three Months Ended June 30,				Six Months Ended June 30,
	2020		2019		2020		2019
	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income
Total expenses excluding interest (GAAP), Net income (GAAP)	$1,562	$671	$1,445	$937	$3,132	$1,466	$2,904	$1,901
Acquisition and integration-related costs (1)	(81)	81	(3)	3	(118)	118	(4)	4
Amortization of acquired intangible assets	(12)	12	(7)	7	(18)	18	(14)	14
Income tax effects (2)	N/A	(22)	N/A	(2)	N/A	(33)	N/A	(4)
Adjusted total expenses (Non-GAAP), Adjusted net income (Non-GAAP)	$1,469	$742	$1,435	$945	$2,996	$1,569	$2,886	$1,915
(1) Acquisition and integration-related expenses are primarily included in Professional services and Other.
(2) The income tax effect of the non-GAAP adjustments is determined using an effective tax rate reflecting the exclusion of non-deductible acquisition costs and is used to present the acquisition and integration-related costs and amortization of acquired intangible assets on an after-tax basis.
N/A Not applicable.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2020		2019		2020		2019
	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues
Income before taxes on income (GAAP), Pre-tax profit margin (GAAP)	$888	36.2%	$1,236	46.1%	$1,935	38.2%	$2,500	46.3%
Acquisition and integration-related costs	81	3.3%	3	0.1%	118	2.3%	4	0.1%
Amortization of acquired intangible assets	12	0.5%	7	0.3%	18	0.4%	14	0.2%
Adjusted income before taxes on income (Non-GAAP), Adjusted pre-tax profit margin (Non-GAAP)	$981	40.0%	$1,246	46.5%	$2,071	40.9%	$2,518	46.6%

	Three Months Ended June 30,				Six Months Ended June 30,
	2020		2019		2020		2019
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS
Net income available to common stockholders (GAAP), Earnings per common share — diluted (GAAP)	$621	$.48	$887	$.66	$1,378	$1.07	$1,812	$1.35
Acquisition and integration-related costs	81.07		3	—	118.09		4	—
Amortization of acquired intangible assets	12.01		7.01		18.01		14.01
Income tax effects	(22)	(.02)	(2)	—	(33)	(.03)	(4)	—
Adjusted net income available to common stockholders (Non-GAAP), Adjusted diluted EPS (Non-GAAP)	$692	$.54	$895	$.67	$1,481	$1.14	$1,826	$1.36

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Return on average common stockholders' equity (GAAP)	10%	19%	12%	20%
Average common stockholders' equity	$24,515	$18,679	$22,253	$18,202
Less: Average goodwill	(1,480)	(1,227)	(1,480)	(1,227)
Less: Average acquired intangible assets — net	(700)	(143)	(703)	(146)
Plus: Average deferred tax liabilities related to goodwill and acquired intangible assets — net	67	67	67	67
Average tangible common equity	$22,402	$17,376	$20,137	$16,896
Adjusted net income available to common stockholders (1)	$692	$895	$1,481	$1,826
Return on tangible common equity (Non-GAAP)	12%	21%	15%	22%
(1) See table above for the reconciliation of net income available to common stockholders to adjusted net income available to common stockholders (non-GAAP).